Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	February 6, 2017
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, February 6, 2017 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter and full year ended December 31, 2016.

Fourth Quarter Highlights
Financial Results

•	Net income available to common stockholders of $0.29 per share

•	Funds from operations available to common stockholders and unitholders (“FFO”) of $0.87 per share, including approximately $0.01 per share of acquisition-related expenses

•	Revenues of $168.6 million

Stabilized Portfolio

•	Stabilized portfolio was 96.0% occupied and 97.0% leased at December 31, 2016

•	Signed approximately 456,000 square feet of new or renewing leases including a 12-year lease with Amazon.com at the company’s Westlake Terry office campus in the South Lake Union submarket of Seattle

Development

•
Commenced construction of a 400,000 square-foot office and production, distribution and repair (“PDR”) project at 100 Hooper in the SOMA district of San Francisco, with 66% of the office portion pre-leased to Adobe

•
Commenced construction on the first phase of the company’s 1.1 million square-foot mixed-use One Paseo project in the Del Mar submarket of San Diego. Phase I will include the project’s overall infrastructure and site work, 237 residential units and approximately 96,000 square feet of retail space

Strategic Venture

•
Closed the second of two strategic ventures with Norges Bank Real Estate Management (“NBREM”), in which NBREM contributed $261.5 million for a 44% common equity interest in 303 Second Street in San Francisco, an amount net of NBREM’s proportionate share of existing mortgage debt secured by the property

Acquisitions

•
Acquired a 179,000 square-foot mixed-use project in West Hollywood, encompassing a 10-story office tower, three retail buildings, a four-level subterranean parking structure and three billboards, for $209.2 million. The project was 87% occupied at December, 31, 2016

•
Acquired a 129,000 square-foot office, research and wet lab facility and a 37,000 square-foot office building located in Stanford University’s Stanford Research Park, both subject to a 51-year ground lease, for $130.0 million. The project was 100% occupied at December 31, 2016

Finance

•
Obtained a 10-year, 3.57% fixed-rate mortgage for $170.0 million secured by the company’s Westside Media Center properties in Los Angeles, and used a portion of the proceeds to pay off a $64.4 million mortgage, at par

•	Raised net proceeds of $31.9 million through the issuance of common stock under the company’s at-the-market (“ATM”) offering program

•	In December, declared a special cash dividend of $1.90 per common share in addition to the company’s regular quarterly cash dividend of $0.375 per common share which were paid in January, 2017

Full Year 2016 Highlights

•	Increased net income available to common stockholders to $280.5 million, FFO per share to $3.46 and revenues to $642.6 million

•	Signed approximately 1.3 million square feet of new or renewing leases in the stabilized portfolio and approximately 99,000 square feet of leases in the lease-up portfolio

•	Stabilized approximately 714,000 square feet of office space that is 96% committed to preeminent technology tenants, including Salesforce and Dropbox

•	Completed construction on the company’s 200-unit residential tower at Columbia Square in Hollywood; the project was approximately 57% leased at year-end

•	Signed a long-term lease for 66% of the office space at 100 Hooper in San Francisco

•	Secured entitlements for approximately 1.8 million square feet of potential new development, including the One Paseo project in Del Mar and 333 Dexter in South Lake Union

•	Acquired approximately $476.0 million of operating properties and land

•	Generated approximately $783.6 million in cash from our capital recycling program including non-strategic property and land dispositions and two ventures with NBREM

•	Raised $451.9 million of new debt and common equity under the ATM program. Private placement notes of $250.0 million, completed in September, were not drawn or outstanding as of December 31, 2016

Recent Developments

•	In January, completed a public offering of 4,427,500 shares of common stock for net proceeds of approximately $308.8 million

•	In January, completed the sale of a 68,000 square-foot office building in San Diego’s Sorrento Mesa submarket for gross proceeds of $12.1 million

Results for the Quarter Ended December 31, 2016
For the fourth quarter ended December 31, 2016, KRC reported net income available to common stockholders of $29.4 million, or $0.29 per share, compared to $25.3 million, or $0.27 per share, in the fourth quarter of 2015. FFO in the fourth quarter of 2016 was $84.3 million, or $0.87 per share, including $0.01 of acquisition-related expenses, compared to $76.7 million, or $0.80 per share, in the year-earlier quarter. Revenues totaled $168.6 million in the fourth quarter of 2016, compared to $147.4 million in the prior year period.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At December 31, 2016, KRC’s stabilized portfolio totaled approximately 14.0 million square feet of office space and 200 residential units located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. During the fourth quarter, the company signed new or renewing leases in the office portfolio totaling 456,000 square feet of space. At quarter-end, the office portfolio was 96.0% occupied, compared to 96.6% at September 30, 2016 and 94.8% at December 31, 2015, and was 97.0% leased.

Real Estate Development Activity
At December 31, 2016, KRC had two office projects totaling approximately 1.1 million square feet, 237 residential units and 96,000 square feet of retail space under construction. These projects represent a total estimated investment of approximately $980.0 million. The company also had one office project in lease-up encompassing approximately 377,000 square feet and representing a total estimated investment of approximately $230.0 million. The office project was 86% committed at the end of the fourth quarter. In addition, KRC’s 200-unit residential tower was 57% leased at December 31, 2016.

Management Comments
“2016 was another exceptional year for KRC, with strong results across all areas of our business,” said John Kilroy, the company’s chairman, president and chief executive officer. “Our stabilized portfolio operated at record occupancy, produced record same-store net operating income and generated solid growth in rental rates. In our development program, we delivered approximately $814.0 million of office and residential projects with the office portion 93% committed and secured approvals for approximately 1.8 million square feet in new entitlements, ensuring a shovel-ready set of projects for 2017. Selective participation in the acquisitions market brought us several outstanding properties with unique opportunities for value enhancement. And finally, we demonstrated our commitment to financial discipline and broad access to capital through diverse fund raising that totaled almost $1.6 billion.”

FFO per Share Guidance
The company has provided an initial guidance range of NAREIT-defined FFO per share (diluted) for its fiscal year 2017 of $3.40 - $3.60 per share with a midpoint of $3.50 per share. This compares to FFO of $3.41 per share in 2016 after adjusting for a $0.05 per share gain from a property damage settlement.

These estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. These estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. There can be no assurance that the company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2017 during the company’s February 7, 2017 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 713-4214 reservation #67784615. A replay of the conference call will be available via phone through February 14, 2017 at (888) 286-8010, reservation #18441253, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With approximately 70 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At December 31, 2016, the company’s stabilized portfolio totaled approximately 14.0 million square feet of office space and 200 residential units located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. The company is recognized by GRESB as the North American leader in sustainability and was ranked first among 178 North American participants across all asset types. At the end of the fourth quarter, the company’s properties were 51% LEED certified and 69% of eligible properties were ENERGY STAR certified. In addition, KRC had two office projects totaling approximately 1.1 million square feet, 237 residential units and 96,000 square feet of retail space under construction. The company also had one office project in lease-up encompassing approximately 377,000 square feet. More information is available at http://www.kilroyrealty.com.

Non-GAAP Financial Information
The company does not provide a reconciliation for its guidance range of FFO per common share/unit - diluted to net income available to common stockholders per common share - diluted, the most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per share - diluted, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the company’s control. For the same reasons, the company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO per common share/unit - diluted would imply a degree of precision as to its forward-looking net income available to common stockholders per common share - diluted that would be confusing or misleading to investors.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; investment in our real estate assets, which are illiquid; trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to release property at or above current market rates; costs to comply with government regulations, including environmental remediations; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues	$168,645	$147,413	$642,572	$581,275

Net income available to common stockholders (1)	$29,426	$25,323	$280,538	$220,831

Weighted average common shares outstanding – basic	92,706	92,160	92,342	89,854
Weighted average common shares outstanding – diluted	93,590	92,791	93,023	90,396

Net income available to common stockholders per share – basic (1)	$0.29	$0.27	$3.00	$2.44
Net income available to common stockholders per share – diluted (1)	$0.29	$0.27	$2.97	$2.42

Funds From Operations (1)(2)(3)	$84,292	$76,673	$333,742	$316,612

Weighted average common shares/units outstanding – basic (4)	96,363	95,095	95,911	92,816
Weighted average common shares/units outstanding – diluted (5)	97,247	95,726	96,592	93,358

Funds From Operations per common share/unit – basic (3)	$0.87	$0.81	$3.48	$3.41
Funds From Operations per common share/unit – diluted (3)	$0.87	$0.80	$3.46	$3.39

Common shares outstanding at end of period			93,219	92,259
Common partnership units outstanding at end of period			2,382	1,765
Total common shares and units outstanding at end of period			95,601	94,024

			December 31, 2016	December 31, 2015
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			95.0%	95.1%
Orange County			97.8%	94.0%
San Diego County			93.2%	89.6%
San Francisco Bay Area			97.6%	98.1%
Greater Seattle			97.2%	95.1%
Weighted average total			96.0%	94.8%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,812	3,614
Orange County			272	272
San Diego County			2,719	2,851
San Francisco Bay Area			5,157	4,229
Greater Seattle			2,066	2,066
Total			14,026	13,032
________________________

(1)
Net income available to common stockholders for the year ended December 31, 2016 and December 31, 2015 includes gains on sales of depreciable operating properties of $164.3 million and $110.0 million, respectively. Net income available to common stockholders and Funds From Operations for the year ended December 31, 2016 and December 31, 2015 includes a loss on sale of land of $0.3 million and gains on sale of land of $17.1 million, respectively.

(2)
Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2015 include the office properties that were sold subsequent to December 31, 2015 and held for sale at December 31, 2016.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2016	December 31, 2015
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,108,971	$875,794
Buildings and improvements	4,938,250	4,091,012
Undeveloped land and construction in progress	1,013,533	1,361,340
Total real estate assets held for investment	7,060,754	6,328,146
Accumulated depreciation and amortization	(1,139,853)	(994,241)
Total real estate assets held for investment, net	5,920,901	5,333,905

Real estate assets and other assets held for sale, net	9,417	117,666
Cash and cash equivalents	193,418	56,508
Restricted cash	56,711	696
Marketable securities	14,773	12,882
Current receivables, net	13,460	11,153
Deferred rent receivables, net	218,977	189,704
Deferred leasing costs and acquisition-related intangible assets, net	208,368	176,683
Prepaid expenses and other assets, net (1)	70,608	27,233
TOTAL ASSETS	$6,706,633	$5,926,430

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net (1)	$472,772	$380,835
Unsecured debt, net (1)	1,847,351	1,844,634
Unsecured line of credit	—	—
Accounts payable, accrued expenses and other liabilities	202,391	246,323
Accrued dividends and distributions	222,306	34,992
Deferred revenue and acquisition-related intangible liabilities, net	150,360	128,156
Rents received in advance and tenant security deposits	52,080	49,361
Liabilities and deferred revenue of real estate assets held for sale	56	7,543
Total liabilities	2,947,316	2,691,844

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	932	923
Additional paid-in capital	3,457,649	3,047,894
Distributions in excess of earnings	(107,997)	(70,262)
Total stockholders’ equity	3,542,995	3,170,966
Noncontrolling Interests
Common units of the Operating Partnership	85,590	57,100
Noncontrolling interests in consolidated property partnerships	130,732	6,520
Total noncontrolling interests	216,322	63,620
Total equity	3,759,317	3,234,586
TOTAL LIABILITIES AND EQUITY	$6,706,633	$5,926,430
________________________

(1)
Effective January 1, 2016, the company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES
Rental income	$150,466	$133,463	$574,413	$525,355
Tenant reimbursements	17,131	13,494	61,079	53,774
Other property income	1,048	456	7,080	2,146
Total revenues	168,645	147,413	642,572	581,275

EXPENSES
Property expenses	28,696	27,114	113,932	105,378
Real estate taxes	15,828	12,991	55,206	50,223
Provision for bad debts	—	256	—	545
Ground leases	933	645	3,439	3,096
General and administrative expenses	16,080	12,065	57,029	48,265
Acquisition-related expenses	938	100	1,902	497
Depreciation and amortization	56,782	51,727	217,234	204,294
Total expenses	119,257	104,898	448,742	412,298

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	644	66	1,764	243
Interest expense	(14,614)	(13,121)	(55,803)	(57,682)
Total other (expenses) income	(13,970)	(13,055)	(54,039)	(57,439)

INCOME FROM OPERATIONS BEFORE GAINS (LOSSES) ON SALES OF REAL ESTATE	35,418	29,460	139,791	111,538
Net (loss) gain on sales of land	—	(152)	(295)	17,116
Gains on sale of depreciable operating properties	—	—	164,302	109,950
NET INCOME	35,418	29,308	303,798	238,604

Net income attributable to noncontrolling common units of the Operating Partnership	(743)	(489)	(6,635)	(4,339)
Net income attributable to noncontrolling interests in consolidated property partnerships	(1,937)	(184)	(3,375)	(184)
Total income attributable to noncontrolling interests	(2,680)	(673)	(10,010)	(4,523)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	32,738	28,635	293,788	234,081

PREFERRED DIVIDENDS	(3,312)	(3,312)	(13,250)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$29,426	$25,323	$280,538	$220,831

Weighted average common shares outstanding – basic	92,706	92,160	92,342	89,854
Weighted average common shares outstanding – diluted	93,590	92,791	93,023	90,396

Net income available to common stockholders per share – basic	$0.29	$0.27	$3.00	$2.44
Net income available to common stockholders per share – diluted	$0.29	$0.27	$2.97	$2.42

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income available to common stockholders	$29,426	$25,323	$280,538	$220,831
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	743	489	6,635	4,339
Net income attributable to noncontrolling interests in consolidated property partnerships	1,937	184	3,375	184
Depreciation and amortization of real estate assets	55,569	50,949	213,156	201,480
Gains on sales of depreciable real estate	—	—	(164,302)	(109,950)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(3,383)	(272)	(5,660)	(272)
Funds From Operations(1)(2)(3)	$84,292	$76,673	$333,742	$316,612

Weighted average common shares/units outstanding – basic (4)	96,363	95,095	95,911	92,816
Weighted average common shares/units outstanding – diluted (5)	97,247	95,726	96,592	93,358

Funds From Operations per common share/unit – basic (2)	$0.87	$0.81	$3.48	$3.41
Funds From Operations per common share/unit – diluted (2)	$0.87	$0.80	$3.46	$3.39
 ________________________

(1)
We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.5 million and $3.4 million for the three months ended December 31, 2016 and 2015, respectively, and $13.2 million and $13.3 million for the twelve months ended December 31, 2016 and 2015, respectively.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.